Exhibit 99.2

    REVOCABLE PROXY MONITOR BANCORP, INC.     Special Meeting of Shareholders to be Held July 20, 2017. This Proxy is Solicited on Behalf of the Board of Directors KNOW ALL PERSONS BY THESE PRESENT: That I/We, the undersigned Shareholder or Shareholders of Monitor Bancorp, Inc., Big Prairie, Ohio (the “Company”), do hereby nominate, constitute and appoint Joseph Wachtel, Diane Shriver, or any one of them, (with substitution, for my or our stock and in my or our name, place and stead) to vote all the common stock of said Company, standing in my or our name, on its books on June 30, 2017, at the Special Meeting of Shareholders to be held at Des Dutch Essenhaus, 176 North Market Street, Shreve, Ohio 44676, on July 20, 2017 at 9:00 o’clock a.m., or at any adjournment thereof with all the powers the undersigned would possess if personally present. The shares will be voted in accordance with my specifications. Mark here if you plan to attend the meeting. ☐ Mark here for address change. ☐ Comments: FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE ☒ PLEASE MARK VOTES AS IN THIS EXAMPLE Proposals For Against Abstain 1. Adopt and approve the Agreement and Plan of Merger dated as of March 13, 2017, by and among the Company, Farmers National Banc Corp. and FMNB Merger Subsidiary II, LLC. ☐ ☐ ☐ For Against Abstain 3. Approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to adopt and approve the Agreement and Plan of Merger. ☐ ☐ ☐ For Against Abstain
2. Approve the proposal to amend the Company’s Articles of Incorporation prior to the closing of the Merger to eliminate the right of first refusal provisions set forth in Annex C to the proxy statement/prospectus dated [    ], 2017, subject to the condition subsequent that the Merger is consummated on the terms and conditions contained in the Agreement and Plan of Merger. ☐ ☐ ☐
The Board of Directors recommends a vote “FOR” proposals 1, 2 and 3. (THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.)
IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.
Please be sure to date and sign
this proxy card in the box below.
Date:
Signature(s):
(Joint owners should each
sign personally.)
INSTRUCTIONS: If the signer is a corporation, please sign full corporate name by duly authorized officer. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. ALL JOINT OWNERS MUST SIGN.